Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-282560

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities to be sold by the issuer has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying base prospectus do not constitute an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 10, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

To Prospectus dated October 9, 2024

Common Shares

Civista Bancshares, Inc. is offering    of our common shares, without par value. Our common shares are listed for trading on The Nasdaq Capital Market under the symbol “CIVB.” On July 9, 2025, the last reported sale price of our common shares on The Nasdaq Capital Market was $24.72 per share.

On July 10, 2025, our banking subsidiary, Civista Bank, entered into an Agreement and Plan of Merger (the “FSB Merger Agreement”) with The Farmers Savings Bank, an Ohio corporation and Ohio state-chartered bank (“FSB”), pursuant to which FSB would merge with and into Civista Bank (the “FSB Merger”) with Civista Bank as the surviving corporation, for consideration consisting of (i) $34.9 million in cash and (ii) approximately 1,434,491 of our common shares, on the terms and subject to the conditions and adjustments set forth in the FSB Merger Agreement. This offering is not contingent on the consummation of the FSB Merger, and the FSB Merger is not conditioned on the consummation of this offering, which is expected to occur prior to the consummation of the FSB Merger.

Investing in our common shares involves risk. Before investing in our common shares, you should consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement as well as those risk factors contained in our reports filed with the Securities and Exchange Commission, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.

	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to Civista Bancshares, Inc.	$	$

(1)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” in this prospectus supplement for details.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to      additional common shares. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $   and the total proceeds to us, before expenses, will be $   .

The underwriters expect to deliver the common shares in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about July , 2025.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Ohio State Department of Commerce – Division of Financial Institutions, any state or other securities commission or any other federal or state bank regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The common shares that you purchase in this offering are not deposits, savings accounts or other obligations of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Piper Sandler

The date of this prospectus supplement is July    , 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and may add, change or update the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus dated October 9, 2024, which is included as part of our shelf registration statement on Form S-3 (File No. 333-282560), and which includes the documents incorporated by reference therein and provides more general information, some of which may not apply to this offering.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Civista Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean Civista Bancshares, Inc.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell common shares and seeking offers to buy common shares only in jurisdictions where such offers and sales are permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents or sale of our common shares.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any common shares and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisors for legal, tax, business, financial and related advice before investing in our common shares.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.

We make available, free of charge, on our website at www.civb.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, as applicable.

You may request a copy of these filings, other than an exhibit to a filing (unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling us at the following telephone number:

Civista Bancshares, Inc.

Attention: Dennis G. Shaffer

100 East Water Street

Sandusky, Ohio 44870

Telephone: (419) 625-4121

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 10, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 7, 2025;

S-iii

•

our Current Reports on Form 8-K, filed on  January 6, 2025, January 22, 2025 (two separate Current Reports on Form 8-K filed),  April 2, 2025, April 15, 2025, April 16, 2025 (two separate Current Reports on  Form 8-K  filed), June  6, 2025 and June 27, 2025;

•	the definitive proxy statement for our 2025 Annual Meeting of Shareholders filed on March 10, 2025; and

•

the description of our common shares, which is contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 10, 2025, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of Section 21A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995, including, but not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of the Company or Civista Bank; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements.

Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements. Such forward-looking statements could include, but are not limited to:

•

risks related to the FSB Merger, including the risk that we may fail to complete the FSB Merger on the terms and timing currently contemplated or at all, and/or to realize the expected benefits of the FSB Merger;

•	our integration of acquisitions, including the FSB Merger;

•	the risk of unforeseen and underestimated liabilities of FSB that may exist;

•	business disruptions or loss of key employees in connection with the FSB Merger;

•

current and future economic and financial market conditions, including the effects of inflation, recession, unemployment, changes in interest rates, fiscal and monetary policy, an increasing federal government budget deficit, slowing gross domestic product, tariffs, trade wars, and other factors beyond our control, any of which may result in adverse impacts on our deposit levels and composition, the quality of investment securities available for purchase, demand for loans, the ability of our borrowers to repay their loans, and the value of the collateral securing loans made by Civista Bank;

•

recent and future bank failures may reduce customer confidence, affect sources of funding and liquidity, increase regulatory requirements and costs, adversely affect financial markets and/or have a negative reputational impact on the banking industry as a whole, any of which could adversely affect the Company’s business, financial condition and results of operations;

•

adverse changes in the real estate market, which could cause increases in delinquencies and non-performing assets, including additional loan charge-offs, and could depress our income, earnings and capital;

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•

changes in interest rates resulting from national and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, which may adversely affect interest rates, interest margins, loan demand and interest rate sensitivity;

•

operational risks, reputational risks, legal and compliance risks, and other risks related to potential fraud or theft by employees or outsiders, unauthorized transactions by employees or operational errors, or failures, disruptions or breaches in security of our systems, including those resulting from computer viruses or cyber-attacks;

•

our ability to secure sensitive or confidential client information against unauthorized disclosure or access through computer systems and telecommunication networks, including those of our third-party vendors and other service providers, which may prove inadequate;

•

a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems, including as a result of cyber-attacks;

•

competitive pressures and factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to recruit and retain qualified management and banking personnel;

•	unexpected losses of services of our key management personnel, or the inability to recruit and retain qualified personnel in the future;

•	risks inherent in pursuing strategic growth initiatives, including integration and other risks involved in past, pending and possible future acquisitions;

•

uncertainty regarding the nature, timing, cost and effect of legislative or regulatory changes in the banking industry or otherwise affecting the Company, including major reform of the regulatory oversight structure of the financial services industry;

•	changes in federal, state and/or local tax laws;

•

the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board (FASB), the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, may adversely affect our reported financial condition or results of operations;

•

litigation and regulatory compliance exposure, including the costs and effects of any adverse developments in legal proceedings or other claims and the costs and effects of unfavorable resolution of regulatory and other governmental examinations or inquiries;

•

continued availability of earnings and dividends from Civista Bank and excess capital sufficient for us to service our debt and pay dividends to our shareholders in compliance with applicable legal and regulatory requirements;

•	our ability to raise additional capital in the future if and when needed and/or on terms acceptable to us;

•

our ability to conform and comply with regulatory requirements and increasing scrutiny and evolving expectations from customers, regulatory authorities, shareholders, investors and other stakeholders with regard to our environmental and governance policies and practices, which could affect our reputation and business and operating results;

•	our ability to anticipate and successfully keep pace with technological changes affecting the financial services industry; and

•	other factors that are discussed in the section entitled “Risk Factors.”

S-v

The factors identified above should not be considered an exhaustive list of all factors that could adversely affect our business, financial condition, liquidity or results of operations. You should read this prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference into this prospectus supplement, and other filings we make with the SEC completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this section is to secure the use of the safe harbor provisions.

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SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2024, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements” in this prospectus supplement.

Overview of Civista Bancshares, Inc.

Civista Bancshares, Inc., an Ohio corporation incorporated in 1987, is a registered financial holding company headquartered in Sandusky, Ohio. The Company’s primary business is incidental to Civista Bank, an Ohio state chartered bank, and its subsidiaries. Civista Bank, through its locations in the Ohio counties of Crawford, Champaign, Cuyahoga, Erie, Franklin, Henry, Huron, Logan, Madison, Montgomery, Ottawa, Richland, Summit and Wood, in the Indiana counties of Dearborn and Ripley and in the Kentucky county of Kenton, conducts general banking business that involves collecting customer deposits, making loans, purchasing securities, and offering trust services. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Civista Bank also engages in a general equipment leasing and financing business nationwide through its Civista Leasing & Financing division.

In addition to Civista Bank, the Company’s other operating subsidiaries include First Citizens Insurance Agency, Inc. (“FCIA”), Water Street Properties, Inc. (“WSP”) and CIVB Risk Management, Inc. (“CRMI”). FCIA is wholly-owned by the Company and was formed to allow the Company and its subsidiaries to participate in commission revenue generated through the Company’s third-party insurance agreement. WSP is wholly-owned by the Company and was formed to hold properties repossessed by the Company’s subsidiaries. CRMI is a captive insurance company that is wholly-owned by the Company and was formed in 2017 to provide property and casualty insurance coverage to the Company and its subsidiaries for which insurance may not be currently available or economically feasible in the insurance marketplace. First Citizens Investments, Inc. is wholly-owned by Civista and holds and manages a portion of its investment securities portfolio.

As a financial holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Under the BHCA, the Company is subject to periodic examination by the Federal Reserve Board and is required to file periodic reports regarding its operations and any additional information that the Federal Reserve Board may require. As an Ohio state chartered bank, Civista Bank is subject to supervision and regulation by the State of Ohio Division of Financial Institutions (the “ODFI”). In addition, Civista Bank is a member of the Federal Reserve System and, therefore, is subject to supervision and regulation by the Federal Reserve Board. Civista Bank is subject to periodic examinations by both ODFI and the Federal Reserve Board.

At March 31, 2025, the Company and its subsidiaries had total consolidated assets of approximately $4.1 billion, total deposits of approximately $3.2 billion and total shareholders’ equity of approximately $397.4 million.

Our Business Strategy

Our strategy is to compete for business by providing high quality, personal service to customers, enhanced local presence and customer access to our decision-makers, rapid decision-making, and competitive interest rates and fees. We develop and maintain business relationships by taking on leadership roles in our communities through the involvement of our experienced commercial and retail bankers, management team and Board of Directors. We believe we will continue to drive growth and increase profitability, while maintaining our high level of asset quality, by doing the following:

Expand Relationships in Our Communities. We emphasize relationship banking by maintaining and growing our customers and contacts with personal interaction by our bankers and management teams in the communities that we serve. We strive to do this by offering a full suite of competitive banking products through efficient and varied delivery channels tailored to the needs of our customers and potential customers. Civista Bank, through its Civista Wealth Management division, also offers investment and advisory solutions. Our approach is personalized and focused on what our clients need. We provide individuals, families, business and non-profits with personalized investment management, 401(k) advisory services for employers, financial planning, trust services, and tailored lending.

Core Deposit Growth. We plan to continue to focus on growing our core, commercial operating and retail, non-maturity deposit base with an emphasis on relationship banking. Our business model focuses on gaining the majority of our customers’ banking relationships by implementing many best practices for community banks, including personalized service and technology. We believe that these generate “stickier” deposit accounts with larger average balances than might be attracted otherwise. From time to time, we also use pricing techniques in our efforts to attract banking relationships having larger than average balances.

Leverage Our Residential Mortgage Banking Infrastructure. We seek to leverage our mortgage banking infrastructure to support the origination of residential mortgage loans for sale into the secondary market. Mortgage loan originations and sales activity are strategies utilized to support growth in our non-interest income, while also serving to help manage the Company’s exposure to interest rate risk through the sale of longer-duration, fixed-rate loans into the secondary market.

Improve Our Operating Efficiency. Expense discipline is a key strategy to improve operating efficiency and contribute to earnings growth. We also strive to operate more efficiently by incorporating technology into our client offerings.

Maintain Robust Capital and Liquidity Levels. The Company’s capital position provides a source of strength and continues to significantly exceed all regulatory capital guidelines as demonstrated by the March 31, 2025, Tier 1 Leverage ratios of the Company and Civista Bank of 8.7 percent and 9.6 percent, respectively. We plan to continue to maintain robust capital reserves.

In addition to our robust capital levels, we maintain significant sources of both on- and off-balance sheet liquidity and plan to continue to do so. At March 31, 2025, our liquid assets included $90.5 million of short-term cash and equivalents supplemented by $646.1 million of investment securities classified as available for sale which can be readily sold or pledged as collateral, if necessary. In addition, we had the capacity to borrow additional funds totaling $384.2 million from the Federal Home Loan Bank of Cincinnati at March 31, 2025.

Ensure the Adequacy of Our Allowance for Credit Losses. Despite the challenges presented by the economic and overall market conditions over the past five years, our reserve levels have remained adequate with total allowance amounting to $40.3 million at March 31, 2025.

Recent Developments

FSB Merger

On July 10, 2025, the Company and Civista Bank entered into the FSB Merger Agreement with FSB pursuant to which FSB would merge with and into Civista Bank with Civista Bank as the surviving corporation, for consideration consisting of (i) $34.9 million in cash and (ii) approximately 1,434,491 of our common shares, on the terms and subject to the conditions set forth in the FSB Merger Agreement. The merger consideration is subject to potential adjustment under the terms of the FSB Merger Agreement based on the closing amount of FSB’s shareholders equity, as calculated and adjusted in accordance with the terms of the FSB Merger Agreement.

FSB is an Ohio-chartered savings bank that was originally incorporated in 1925. FSB operates two banking offices in Medina County in Northeastern Ohio — its headquarters and main branch located in Spencer, Ohio and a branch office in Wellington, Ohio. FSB conducts a general banking business that involves collecting customer deposits, making loans and purchasing securities. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, business/commercial and agricultural, and consumer installment loans. At March 31, 2025, FSB had total assets of approximately $285 million, total deposits of approximately $233 million and total shareholders’ equity of approximately $51 million.

The FSB Merger is expected to close in the fourth quarter of 2025, subject to the satisfaction of customary closing conditions. This offering is not contingent on the consummation of the FSB Merger, and the FSB Merger is not conditioned on the consummation of this offering, which is expected to occur prior to the consummation of the FSB Merger. For more information, see “Risk Factors —Risks Related to the FSB Merger —We may not consummate the FSB Merger, and this offering is not conditioned on the consummation of the FSB Merger on the terms currently contemplated or at all.”

Preliminary Second Quarter Results

Financial Highlights for the Two-Month Period Ended May 31, 2025

Our unaudited consolidated financial statements as of and for the three and six months ended June 30, 2025 are not yet available. The following tables present certain selected unaudited consolidated financial information regarding our results of operations and financial condition as of and for the two-month period ended May 31, 2025. The information presented in the following tables is based solely on management’s estimates reflecting preliminary financial information and remains subject to additional procedures, including management’s normal quarterly financial and accounting closing procedures and our consideration of subsequent events, which we expect to complete following the completion of this offering. These additional procedures could result in changes to our preliminary estimates during the course of our preparation of our unaudited consolidated financial statements as of and for the three and six months ended June 30, 2025. These results are subject to further revision based upon final actual results for the three and six months ended June 30, 2025, our review and the review of our independent auditors of such results. Therefore, no assurance can be given that, upon completion of our review and the review of our independent auditors, we will not recognize materially different financial results than those set forth below. In addition, we cannot assure you our results for such period will be indicative of our results for the entire quarter ended June 30, 2025, or for the entire year ending December 31, 2025.

(dollars in thousands)	May 31, 2025	March 31, 2025
Balance Sheet highlights:
Total assets	$4,173,228	$4,146,717
Securities available-for-sale, at fair value	642,029	646,145
Gross loans held for investment	3,157,214	3,104,036
Loans held for sale	5,480	4,324

(dollars in thousands)	May 31, 2025	March 31, 2025
Goodwill and other intangible assets	$132,771	$133,026
Deposits	3,182,864	3,238,888
Total debt and borrowings	542,544	471,625
Total shareholders’ equity	397,533	397,434

(dollars in thousands)	For the two months ended May 31, 2025	For the three months ended March 31, 2025
Asset quality:
Substandard loans	$38,968	$44,520
Nonperforming assets and 90 days past due	24,049	31,344
Nonperforming assets and 90 days past due / total assets	0.58%	0.76%

Second Quarter Outlook

Given the close proximity of this offering to the end of the second quarter, we are presenting certain projected financial information for the second quarter of 2025. While our second quarter financial statements are not yet complete, and we expect to release our second quarter results on July 24, 2025, the following describes certain of our current expectations for the quarter:

Balance Sheet Information. For the quarter ended June 30, 2025, we anticipate reporting total consolidated assets of approximately $4.2 billion, net loans of approximately $3.1 billion, and total deposits of approximately $3.2 billion. We anticipate reporting a Tier 1 leverage ratio of approximately 8.85%.

Income Statement Information. We expect to report net income of between $10.3 million and $11.1 million for the quarter ended June 30, 2025 and earnings per diluted common share of between $0.67 and $0.72. We anticipate our net interest margin for the second quarter to be between 3.63% and 3.69%.

Asset Quality Information. We anticipate that our non-performing assets will be approximately $24.0 million at June 30, 2025, down $7.2 million from $31.2 million at March 31, 2025. We expect net charge-offs of approximately $1.0 million for the quarter ended June 30, 2025, as compared to net charge-offs of $0.6 million for the quarter ended March 31, 2025.

Our net income for the quarter ended June 30, 2025 was positively impacted by non-recurring adjustments to our loan valuation resulting from a core system conversion during the second quarter, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.6 million on a pre-tax basis and the release of a reserve established during the quarter ended September 30, 2024 for a reconciling item associated with a system conversion, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.3 million on a pre-tax basis.

This summary does not represent a comprehensive statement of our unaudited financial results for the three and six months ended June 30, 2025 and our actual results may differ from these estimates. Such actual results will be included in our second quarter reporting, including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Further, our results for the three and six months ended June 30, 2025 are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

Corporate Information and Office Location

Our principal executive offices and our mailing address is 100 East Water Street, Sandusky, Ohio 44870, our telephone number is (419) 625-4121 and our website address is www.civb.com. Information on our website is not incorporated by reference in, or otherwise a part of, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary contains basic information about our common shares and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our common shares, see “Description of Capital Stock — Description of Common Shares” on page 7 of the accompanying prospectus.

Issuer	Civista Bancshares, Inc.

Common shares being offered	of our common shares (or of our common shares if the underwriters exercise their option to purchase additional shares in full).

Common shares to be outstanding after this offering	of our common shares (or of our common shares if the underwriters exercise their option to purchase additional shares in full).

Offering price	$ per share

Underwriters’ option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase up to additional common shares.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include supporting organic growth opportunities and future strategic transactions. See “Use of Proceeds.”

Indication of Interest	Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the common shares in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.

Dividends	Our most recent regular quarterly cash dividend of $0.17 per common share was declared by our board of directors on April 16, 2025 and was paid on May 13, 2025 to shareholders of record as of April 29, 2025. Quarterly dividends on our common shares are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements and other factors that our board of directors may deem relevant. See “Dividends.”

Risk Factors	Investing in our common shares involves certain risks. Before investing in our common shares, you should carefully consider the information under “Risk Factors” beginning on page S-7 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Nasdaq symbol for our common shares	Our common shares are listed on The Nasdaq Capital Market under the symbol “CIVB.”

Unless otherwise indicated, the number of common shares outstanding after this offering is based upon 15,519,072 common shares outstanding as of March 31, 2025, and excludes 398,500 common shares reserved for future issuance under our 2024 Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional common shares in this offering and that no director or executive officer purchases any common shares in this offering.

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the following risks, the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December  31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March  31, 2025, as well as other information in this prospectus supplement and the accompanying prospectus, including information incorporated by reference in these documents, and any free writing prospectus that we have authorized for use in connection with this offering, before you invest in our common shares. If any of these risks actually materialize, our business, prospects, results of operations, financial condition and liquidity could be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, prospects, results of operations, financial condition and liquidity. As a result, the trading price of our common shares could decline, and you may lose all or part of your investment.

Risks Related to our Business

If we do not appropriately maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, we may be unable to accurately report our financial results and the market price of our securities may be adversely affected.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal control over financial reporting. Such internal controls are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Over the last year, we made the decision to make greater investments in our Finance Department, which included the hiring of a Chief Financial Officer. During that period, we experienced turnover in our accounting and financial reporting staff and function, which was addressed by making further investments in talent. We continued to integrate our more recent acquisition such as Civista Leasing & Financing (“CLF”), a division of Civista Bank, which we acquired in the fourth quarter of 2022. We recently implemented a conversion of CLF’s legacy software system to a new core operating system, which resulted in the recognition of certain one-time nonrecurring items in our financial statements for the second quarter of 2025. As we continue to grow our business, implement our strategic plan and integrate any businesses we acquire, such as FSB, we may continue to seek to enhance our talent, policies and procedures across the Company, which may result in changes to and enhancements and remediation of certain of our internal controls, including our internal control over financial reporting. If we fail to maintain effective internal control over financial reporting in the future, our management and our independent registered public accounting firm may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. Similarly, if any material weaknesses in the Company’s internal controls are identified in the future and are not fully remediated, those material weaknesses could cause the Company to be unable to accurately report its financial results, reduce the market’s confidence in its financial statements, negatively impact the trading price of our securities and subject the Company to sanctions or investigations by the SEC or other regulatory authorities. In addition, the Company’s common shares may not be able to remain quoted on The Nasdaq Capital Market or any other securities quotation service or exchange.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We expect to receive net proceeds of $   million from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise by the underwriters of their option to purchase additional shares. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common shares. See “Use of Proceeds” on page S-13 of this prospectus supplement. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common shares to decline.

The price of our common shares may be volatile or may decline.

The trading price of our common shares may fluctuate or be adversely affected as a result of a number of factors, many of which are outside our control, including trading volumes that affect the market prices of the shares of many companies. Factors that could affect the trading price of our common shares include:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	general market conditions, inflation and, in particular, developments related to market conditions for the financial services industry;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	publication of news and research reports about us or the financial services industry in general;

•	actual or anticipated changes in interest rates;

•	departures of or additions to our key personnel;

•	adverse market reactions to any indebtedness we may incur or securities we may issue in the future;

•	actions by our shareholders or shareholders of other companies;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	changes or proposed changes in laws or regulations affecting our business or the financial services industry generally;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	speculation about us in the press or investment community;

•	strategic actions by us or our competitors;

•	fluctuations in the stock price and operating results of our competitors;

•	the effects of any turmoil or negative news in the banking industry; and

•	domestic and international economic factors unrelated to our performance.

The trading price of our common shares will further depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, and future sales of our equity or equity-related securities. In some cases, the markets have produced downward pressure on trading prices of common equity and credit availability for certain issuers without regard to those issuers’ underlying financial strength. Furthermore, the trading price of our common shares may be adversely affected by third parties trying to drive down the trading price of our common shares. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if the price of our common shares declines and their activities can negatively affect the price of our common shares. A significant decline in the trading price of our common shares could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation, as well as the loss of key employees.

The holders of our debt obligations will have priority over our common shares with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.

In any liquidation, dissolution or winding up of the Company, our common shares would rank below all claims of debt holders against us. As of March 31, 2025, we had outstanding an aggregate principal amount of $104.1 million of subordinated debentures. We could incur debt obligations in the future to raise additional capital. In such event, holders of our common shares will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all of our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, if any, have received any payment or distribution due to them. In addition, we are required to pay interest on the subordinated debentures before we are able to pay any dividends on our common shares. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common shares bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common shares.

Our ability to pay dividends is limited by law and regulations.

Holders of our common shares are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

In addition, we are a financial holding company and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve Board regarding capital adequacy and dividends. It is the policy of the Federal Reserve Board that financial holding companies should generally pay dividends on common shares only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that financial holding companies should inform and consult with the Federal Reserve Board in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid.

Any future payment of dividends will depend on Civista Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. Civista Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to the Company. In general, Civista Bank would need regulatory approval to pay a dividend in an amount greater than its year-to-date net income plus the prior two years’ net income that is still available for a dividend. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common shares. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common shares.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares.

Except as described in “Underwriting,” we are not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The issuance of any additional common shares or securities convertible into, exchangeable for or that represent the right to receive common shares or the exercise of such securities could be substantially dilutive to shareholders of our common shares. Holders of our common shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common shares could decline as a result of this offering, other capital raising strategies, sales of our common shares or other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common shares and diluting their holdings in us.

In addition, the consideration payable to the shareholders of FSB upon the closing of the FSB Merger will include approximately 1,434,491 of our common shares, on the terms and subject to the conditions and adjustments set forth in the FSB Merger Agreement. The FSB Merger Agreement requires us to register these common shares pursuant to a Registration Statement on Form S-4. The FSB Merger is expected to close in the fourth quarter of 2025, subject to the satisfaction of customary closing conditions. Any sales of our common shares received by former shareholders of FSB in the FSB Merger, or expectations thereof, could have the effect of depressing the market price for our common shares. However, pursuant to the FSB Merger Agreement, certain former FSB shareholders who collectively own approximately 71.5% of the outstanding shares of FSB, have agreed to a lock-up pursuant to which they may not sell any common shares of the Company received in the FSB Merger for a period of six months following the consummation of the FSB Merger. Additionally, during the 18-month period after the expiration of the six-month lock-up period, each of these former FSB shareholders will be prohibited from selling more than 20,000 of our common shares during any 30-day period.

The Company and its executive officers and directors have entered into lock-up agreements with the underwriters under which the Company and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their common shares without the permission of Piper Sandler & Co. for a period of 90 days following the date of this prospectus supplement (the “Lock-Up Period”). When the Lock-Up Period expires, we and our executive officers and directors will be able to sell our common shares in the public market upon the expiration of the Lock-Up Period, subject to compliance with applicable securities laws restrictions. In addition, Piper Sandler & Co. may, in its sole discretion, release all or some portion of the common shares subject to lock-up agreements at any time and for any reason.

In addition, if we issue additional shares, including options, warrants, or other convertible securities, in the future to acquired entities and their equity holders, our business associates, or other strategic partners or in follow-on public or private offerings, the newly issued shares will further dilute your percentage ownership of the Company.

If you purchase our common shares in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing common shares in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

Our common shares are not insured deposits.

Our common shares are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency. An investment in our common shares has risks, and you may lose some or all of your investment.

Risks Related to the FSB Merger

The market price for our common shares following the closing of the FSB Merger may be affected by factors different from those that have historically affected or currently affect our common shares.

Our financial position may differ from our financial position before the completion of the FSB Merger, and our results of operations may be affected by some factors that are different from those currently affecting our results of operations. Accordingly, the market price and performance of our common shares may differ from the performance of our common shares in the absence of the FSB Merger.

We may not consummate the FSB Merger, and this offering is not conditioned on the consummation of the FSB Merger on the terms currently contemplated or at all.

We may not consummate the FSB Merger, which is subject to the satisfaction of customary closing conditions. These conditions include, but are not limited to, (i) approval of the FSB Merger Agreement by the shareholders of FSB, (ii) the absence of any injunction or other order or applicable law preventing or making illegal the consummation of the FSB Merger, (iii) the effectiveness of a Registration Statement on Form S-4 with respect to the common shares to be issued in connection with the FSB Merger and the absence of any stop order or SEC proceeding relating thereto suspending the effectiveness of such registration statement, (iv) the receipt and continued effectiveness of all required regulatory approvals (including approvals required from the Federal Reserve Board and the ODFI) and the expiration of all applicable statutory waiting periods and (v) approval for the listing on The Nasdaq Capital Market of our common shares to be issued in connection with the FSB Merger. Neither we nor FSB can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date, it is possible that the FSB Merger may be terminated. In addition, satisfying the conditions to and completion of the FSB Merger may take longer, and could cost more, than we currently expect. There can be no assurance that such conditions will be satisfied or that the FSB Merger will be consummated on the terms currently contemplated or at all. If we fail to complete the FSB Merger, our management will have broad discretion in the use of proceeds from this offering, and may use such proceeds in ways in which you do not approve.

Failure to complete the FSB Merger could negatively impact the price of our common shares and have a material adverse effect on our results of operations, cash flows and financial position.

If the FSB Merger is not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals, we may be materially adversely affected and, without realizing any of the benefits of having completed the FSB Merger, we would be subject to a number of risks, including the following:

•	we may experience negative reactions from the financial markets, including negative impacts on the price of our common shares;

•	we will still be required to pay certain significant costs relating to the FSB Merger, such as legal, accounting and financial advisor fees;

•

matters relating to the FSB Merger (including integration planning) require substantial commitments of time and resources by our management, which may have resulted in the distraction of our management from ongoing business operations and pursuing other opportunities that could have been beneficial to us; and

•	litigation related to any failure to complete the FSB Merger or related to any enforcement proceeding commenced against us to perform our obligations pursuant to the FSB Merger Agreement.

If the FSB Merger is not completed, the risks described above may materialize and they may have a material adverse effect on our results of operations, liquidity, financial condition and stock price.

Following the FSB Merger, we may be unable to integrate the business of Civista Bank and FSB successfully or realize the anticipated benefits of the FSB Merger.

The FSB Merger involves the combination of two companies that currently operate as independent companies. The combination of two independent businesses is complex, costly and time-consuming, and we will be required to devote significant management attention and resources to integrating the business practices and operations of FSB into ours. Potential difficulties that we may encounter as part of the integration process include the following:

•

the inability to successfully combine our business and FSB’s business in a manner that permits us to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the FSB Merger;

•

complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on depositors, borrowers, employees and other constituencies;

•	the inability to retain the service of key management and other key personnel;

•	the assumption of contractual obligations with less favorable or more restrictive terms; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the FSB Merger.

In addition, we and FSB have operated and, until the completion of the FSB Merger, will continue to operate, independently. It is possible that the integration process could result in diversion of the attention of each company’s management and the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with depositors, borrowers, employees and other constituencies or achieve the anticipated benefits of the FSB Merger or could reduce each company’s earnings or otherwise adversely affect our business, results of operations and financial condition following the FSB Merger.

Securities class action and derivative lawsuits may be brought against us in connection with the FSB Merger, which could result in substantial costs.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition.

The synergies attributable to the FSB Merger may vary from expectations.

We may fail to realize the anticipated benefits and synergies expected from the FSB Merger, which could adversely affect our business, financial condition and results of operations. The success of the FSB Merger will depend, in significant part, on our ability to successfully integrate the acquired business, grow our revenue and realize the anticipated strategic benefits and synergies from the combination. However, achieving these goals requires, among other things, realization of the targeted cost synergies expected from the FSB Merger. This growth and the anticipated benefits of the transaction may not be realized fully, or at all, or may take longer to realize than expected. Actual operating, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the FSB Merger within the anticipated timing or at all, our business, financial condition and results of operations may be adversely affected.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $   million (or approximately $   million if the underwriters exercise in full their option to purchase additional shares from us) after expenses and the underwriting discount. We intend to use the net proceeds from this offering for general corporate purposes, which may include supporting organic growth opportunities and future strategic transactions.

Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

DIVIDENDS

Our most recent regular quarterly cash dividend of $0.17 per common share was declared by our board of directors on April 16, 2025 and was paid on May 13, 2025 to shareholders of record as of April 29, 2025.

Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our common shares will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. Our principal source of funds to pay dividends are the dividends we receive from Civista Bank. As a result, any restrictions on the ability of Civista Bank to pay dividends to us will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors — Risks Related to this Offering — Our ability to pay dividends is limited by law and regulations” for more information.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis at March 31, 2025:

•	on an actual basis;

•

on an as-adjusted basis to give effect to the sale of    common shares offered hereby (assuming the underwriters do not exercise their option to purchase additional shares), based on the public offering price of $   per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•	on a pro forma basis giving effect to the Merger as if it had occurred on March 31, 2025;

You should read this table in conjunction with “Use of Proceeds” in this prospectus supplement as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

	As of March 31, 2025[1]
	Actual	As Adjusted for this Offering	As Adjusted for both the Merger and this Offering
	(dollars in thousands, except share data)
Cash and due from financial institutions	$90,456	$	$
Liabilities:
Total deposits	$3,238,888
Short-term Federal Home Loan Bank advances	360,000
Long-term Federal Home Loan Bank advances	1,355
Subordinated debentures	104,130
Other borrowings	6,140
Other liabilities	38,770

Total liabilities	3,749,283
Shareholders’ equity:
Common shares, no par value, 40,000,000 shares authorized, 15,519,072 shares outstanding at March 31, 2025 and shares outstanding as adjusted	312,192
Retained earnings	212,944
Accumulated other comprehensive loss	(51,949)
Treasury shares, 3,860,536 shares at March 31, 2025	(75,753)

Total shareholders’ equity	397,434

Total liabilities and shareholders’ equity	$4,146,717

(1)	The table assumes the underwriters do not exercise their option to purchase additional shares from us.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO NON-U.S. HOLDERS OF OUR COMMON SHARES

The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular Non-U.S. Holder in light of that Non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income, nor does it address any aspect of U.S. federal estate and gift tax, or any aspect of state, local or non-U.S. taxes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may be repealed, revoked or modified, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested, and do not expect to request, a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common shares, or that any such contrary position would not be sustained by a court.

This discussion is limited to Non-U.S. Holders who purchase our common shares issued pursuant to this offering and who hold our common shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as financial institutions, insurance companies, tax-exempt organizations, brokers, dealers and traders in securities, commodities or currencies, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common shares as part of a constructive sale, hedge, conversion transaction, straddle or other risk reduction strategy, real estate investment trusts, regulated investment companies, persons who acquire our common shares through the exercise of an option or otherwise as compensation, persons subject to the alternative minimum tax, partnerships and other pass-through entities or arrangements and investors in such pass-through entities or arrangements, tax-exempt entities, governmental organizations and tax-qualified retirement plans. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in our common stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences to you in light of your particular circumstances.

Prospective investors are urged to consult their own tax advisors concerning the particular U.S. federal income and estate tax consequences to them of acquiring, owning and disposing of our common shares in light of their particular situations, as well as any tax consequences arising under any state, local or foreign tax laws, under any other U.S. federal tax laws, or under any applicable income tax treaty.

Definition of Non-U.S. Holder

For the purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common shares that is neither a U.S. Holder (defined below), nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) regardless of its place of organization or formation. A “U.S. Holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Shares

Any distributions made on our common shares to a Non-U.S. Holder will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in the common shares, but not below zero. Any excess will be treated as capital gain realized on the sale or other disposition of the common shares and will be treated as described under “—Gain on Disposition of Our Common Shares” below.

In general, dividends paid to a Non-U.S. Holder with respect to our common shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us or our paying agent with a properly executed IRS Form W-8 BEN or W-8 BEN-E (or other applicable documentation), certifying the Non-U.S. Holder’s qualification for the reduced rate under that treaty. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty but that does not timely provide the required certification may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (assuming that the Non-U.S. Holder complies with applicable certification and disclosure requirements, including providing a valid IRS Form W-8ECI, or appropriate substitute or successor form). Instead, unless an applicable income tax treaty provides otherwise, such dividends paid on our common shares that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders are urged to consult their tax advisors regarding any applicable income tax treaties that may provide for different rules and the effect of such rules on the Non-U.S. Holder’s individual tax situation.

Gain on Disposition of Our Common Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon a sale or other disposition of our common shares unless (a) the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such Non-U.S. Holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days during the taxable year of the disposition and certain other conditions are met, or (c) our common shares constitute a “United States real property interest” by reason of our status as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period.

We believe that we have not been, are not, and do not anticipate becoming, a USRPHC. Even if we are treated as a USRPHC, so long as our common shares are regularly traded on an established securities market, such common shares will be treated as a United States real property interest with respect to a particular Non-U.S. Holder only if such Non-U.S. Holder actually or constructively held more than 5% of such regularly traded common shares during the applicable period. If we are a USRPHC and our common stock is not considered to be so traded, all Non-U.S. Holders would be subject to U.S. federal net income tax on the sale or other disposition of our common shares and a 15% withholding tax generally would apply to the gross proceeds from the sale of our common shares by a Non-U.S. Holder.

Unless an applicable treaty provides otherwise, if a Non-U.S. Holder realizes gain on a sale or other disposition of our common shares that would be considered effectively connected with the Non-U.S. Holder’s trade or business in the United States, such Non-U.S. Holder will be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year.

Gain realized on a sale or other disposition of our common shares by a nonresident alien individual present in the United States for 183 or more days in the taxable year of the disposition (and satisfying certain other requirements) will be subject to U.S. federal income tax at a flat 30% rate or such lower rate as may be specified by an applicable income tax treaty, which gain may be offset by certain U.S.-source capital losses (even though such Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding whether any applicable income tax treaties may provide for different rules.

Any sale or other disposition of our common shares by a Non-U.S. Holder will also be subject to the rules discussed below under the headings “—Information Reporting Requirements and Backup Withholding” and “—Foreign Accounts.”

Information Reporting Requirements and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of distributions on our common shares paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific tax treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

Backup withholding, currently at a 24% rate, generally will not apply to distribution payments to a Non-U.S. Holder of our common shares provided the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its Non-U.S. Holder status, such as by providing a valid IRS Form W-8 BEN, IRS Form W-8 BEN-E, or IRS Form W-8 ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient for purposes of the backup withholding rules.

Proceeds from a disposition by a Non-U.S. Holder of our common shares effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the Non-U.S. Holder properly certifies, under penalties of perjury, as to its foreign status and certain other conditions are met, or such Non-U.S. Holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to proceeds from the disposition by a Non-U.S. Holder of our common shares effected outside the United States by a foreign office of a broker; however, if such broker has certain connections to the United States, then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that the Non-U.S. Holder is a foreign holder and certain other conditions are met, or such Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends on, and (subject to proposed Treasury Regulations discussed below) the gross proceeds of a disposition of our common shares paid to a “foreign financial institution” (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments, including dividends on and (subject to proposed Treasury Regulations discussed below) the gross proceeds of a disposition of our common shares paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify those requirements. The withholding tax described above will not apply if the foreign financial institution or nonfinancial foreign entity otherwise qualifies for an exemption from the rules. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common shares.

The withholding provisions described above currently apply to payments of dividends. The U.S. Treasury Department has issued proposed regulations which provide that the withholding provisions under FATCA do not apply with respect to payments of gross proceeds from a sale or other disposition of our common shares and which may be relied upon by taxpayers until final regulations are issued.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

We and Piper Sandler & Co., as representative for the underwriters named below, have entered into an underwriting agreement with respect to the common shares being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of our common shares set forth opposite its name in the table below.

Name	Number of Shares
Piper Sandler & Co.

Total

The obligations of the underwriters under the underwriting agreement are several and not joint. The underwriting agreement provides that the underwriters’ obligation to purchase our common shares depends on the satisfaction of certain conditions precedent contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and our obligations have been performed;

•	there is no material adverse change in the financial markets or in our business; and

•	we deliver customary closing documents.

Subject to those conditions, the underwriters have severally agreed to purchase and pay for all such common shares if any are purchased. However, the underwriters are not obligated to take or pay for the common shares covered by the underwriters’ purchase option described below, unless and until such option is exercised.

The common shares are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the common shares in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.

Purchase Option. We have granted to the underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to   additional common shares at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these common shares to the underwriters to the extent the purchase option is exercised.

Discounts and Expenses. The underwriters propose to offer the common shares directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price less a concession not in excess of $   per share. After the public offering of the common shares, the underwriters may change the offering price and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share	Total Without Purchase Option Exercise	Total With Full Purchase Option Exercise
Price to public	$	$	$
Underwriting discount
Proceeds to us, before expenses

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $   and are payable by us. We have agreed to reimburse the underwriters for certain actual out-of-pocket expenses incurred by the underwriters on our behalf in connection with the offering whether or not the offering is consummated. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Lock-up Agreements. We, and each of our executive officers and directors, have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus supplement (the “Lock-Up Period”), not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of or transfer any common shares or any securities convertible into or exchangeable or exercisable for common shares, or (ii) enter into any hedging, swap or any other agreement or any transaction that transfers, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the common shares or any securities convertible into or exercisable or exchangeable for common shares, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares, or (iv) publicly announce any intention to do any of the foregoing during the Lock-Up Period without, in each case, the prior written consent of Piper Sandler & Co., as representative of the underwriters. These restrictions are expressly agreed to preclude us, and our executive officers and directors and certain other persons, from engaging in any hedging or other transaction or arrangement that is designed to, or that reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common shares, whether such transaction would be settled by delivery of common shares or other securities, in cash or otherwise.

Indemnification and Contribution. We have agreed to indemnify the underwriters, and persons who control the underwriters, and the underwriters’ respective partners, directors, officers, employees and agents, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids.

•

Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the common shares while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of common shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriters are not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Nasdaq Capital Market Listing. Our common shares are listed on The Nasdaq Capital Market under the symbol “CIVB.”

Other Activities and Relationships. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received, or may in the future receive, customary fees and commissions for these transactions. Piper Sandler & Co. represented the Company and the Bank as financial advisor in the FSB Merger.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution. A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our common shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Selling Restrictions. Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus supplement will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Certain legal matters will be passed upon for the underwriters by Vedder Price P.C., Chicago, Illinois.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024, and for the year ended December 31, 2024, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, have been audited by Plante & Moran, PLLC, independent registered public accounting firm, as set forth in their reports thereon included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report of Forvis Mazars LLP contains an explanatory paragraph stating the Company changed its method of accounting for credit losses on financial instruments due to the adoption of Accounting Standards Codification Topic 326: Financial Instruments – Credit Losses.

PROSPECTUS

$200,000,000

Common Shares

Preferred Shares

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

Civista Bancshares, Inc. (“Civista”, “we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “ABOUT THIS PROSPECTUS” and “PLAN OF DISTRIBUTION” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common shares are listed on The NASDAQ Capital Market under the symbol “CIVB”. On October 3, 2024, the last reported sale price of our common shares was $17.60 per share.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE SECTION CAPTIONED “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS, ANY RISK FACTORS IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2024.

i

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider any risk factors contained in any applicable prospectus supplement, as well as the risk factors set forth in our most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) and any material changes to those risk factors set forth in a Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 (or the equivalent of this amount in foreign currencies or foreign currency units) as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement as well as any other offering material may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering material (including any free writing prospectus), together with the additional information described under the heading “INCORPORATION BY REFERENCE.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.civb.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another.

Neither we nor any underwriter has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Our logo and other trademarks or service marks appearing in this prospectus are the property of Civista and our subsidiaries. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, but not limited to: (1) projections of revenues, income or loss, earnings or loss per common share, capital structure and other financial items; (2) plans and objectives of the management or Boards of Directors of Civista or Civista Bank; (3) statements regarding future events, actions or economic performance; and (4) statements of assumptions underlying such statements. Words such as “estimate,” “strategy,” “may,” “believe,” “anticipate,” “expect,” “predict,” “will,” “intend,” “plan,” “targeted,” and the negative of these terms, or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties will be described under the “RISK FACTORS” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•

changes in economic and political conditions could adversely affect our earnings through declines in deposits, loan demand, the ability of our customers to repay loans and the value of the collateral securing our loans;

•

the effects of interest rate policies, changes in the interest rate environment due to economic conditions and/or the fiscal and monetary policy measures undertaken by the U.S. government and the Federal Reserve Board, including changes in the Federal Funds Target Rate, in response to such economic conditions, which could adversely impact interest rates, the interest rate yield curve, interest margins, loan demand and interest rate sensitivity;

•	the effects of inflationary pressures and the impact of rising interest rates on borrowers’ liquidity and ability to repay;

•	the transition away from LIBOR as a reference rate for financial contracts could negatively affect our income and expenses and the value of various financial contracts;

•	defaults by other financial institutions could adversely affect our business, earnings and financial condition;

•

our allowance for credit losses may not be adequate to absorb the expected, lifetime losses in our loan portfolio, and any increase in our allowance for credit losses or loan charge-offs, including increases required by applicable regulatory authorities, could have a material adverse effect on our financial condition and results of operations;

•	our emphasis on commercial, commercial real estate and multi-family residential real estate lending may expose us to increased lending risks;

•	our adjustable-rate loans may expose us to increased lending risks;

•	our business and financial results are subject to risks associated with the creditworthiness of our customers and counterparties;

•	we may not be able to effectively manage our growth;

•	future acquisitions or other expansion may adversely affect our financial condition and results of operations;

•

we face strong competition from other financial institutions, financial services companies and other organizations offering services similar to those offered by us, which could result in our not being able to sustain or grow our loan and deposit businesses;

•	we rely heavily on our management team and other key employees, and the unexpected loss of key employees may adversely affect our operations;

•

we are exposed to a variety of operational risks, including reputational risk, legal and compliance risk, cybersecurity risk, the risk of fraud or theft by employees or third parties, unauthorized transactions by employees or operational errors, including clerical and record-keeping errors or those resulting from faulty or disabled computer or telecommunication systems;

•	unauthorized disclosure of sensitive or confidential client information or breaches in security of our systems could severely harm our business;

•	our business could be adversely affected through third parties who perform significant operational services on our behalf;

•

we operate in a highly regulated industry, and the laws and regulations that govern our operations, corporate governance, executive compensation and financial accounting, or reporting, including changes in, or failure to comply with the same, may adversely affect Civista;

•	legislative or regulatory changes or actions could adversely impact our business;

•	we are subject to limitations and conditions on certain activities as a result of our “Needs to Improve” Community Reinvestment Act (CRA) rating;

•	deposit insurance premiums may increase and have a negative effect on our results of operations;

•	we may be the subject of claims or litigation which could result in legal liability and damage to our business and reputation;

•	changes in accounting standards, policies, estimates or procedures could impact our reported financial condition or results of operations;

•	we are a holding company and depend on Civista Bank for dividends;

•	the market price of our common shares may be subject to fluctuations and volatility;

•	adverse changes in the financial markets may adversely impact our results of operations;

•	we are at risk of increased losses from fraud;

•	we need to constantly update our technology in order to compete and meet customer demands; and

•	climate change, severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business.

The factors identified above should not be considered an exhaustive list of all factors that could adversely affect our business, financial condition, liquidity or results of operations. You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the sections of this prospectus titled “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this section is to secure the use of the safe harbor provisions.

CIVISTA BANCSHARES, INC.

Civista, an Ohio corporation incorporated in 1987, is a registered financial holding company headquartered in Sandusky, Ohio. Through Civista Bank, Civista is primarily engaged in the business of community banking, which accounts for substantially all of Civista’s revenue, operating income and assets. Civista Bank, an Ohio state chartered bank, conducts a general banking business that involves collecting customer deposits, making loans, purchasing securities and offering trust services. Civista Bank maintains its main office at 100 East Water Street, Sandusky, Ohio and operates branch banking offices in the following Ohio communities: Akron, Beachwood, Berlin Heights, Bowling Green, Castalia, Dayton, Dublin, Gahanna, Greenwich, Holgate, Huber Heights, Huron, Liberty Center, Malinta, Miamisburg, Napoleon (3), New Washington, Norwalk (2), Plain City, Plymouth, Port Clinton, Russells Point, Sandusky (3), Shelby (2), Urbana, West Liberty, Willard, and in the following Indiana communities: Aurora, Lawrenceburg (3), Milan, Osgood, Versailles and West Harrison. Civista also operates loan production offices in Westlake, Ohio and Fort Mitchell, Kentucky. In addition to Civista Bank, the Company’s other subsidiaries include First Citizens Insurance Agency, Inc., Water Street Properties, Inc., CIVB Risk Management, Inc., First Citizens Statutory Trust II, First Citizens Statutory Trust III, First Citizens Statutory Trust IV, Futura TPF Trust I and Futura TPF Trust II.

At June 30, 2024, Civista had total assets of approximately $4.0 billion, total deposits of approximately $3.0 billion and total shareholders’ equity of approximately $373.8 million.

Our principal executive offices and our mailing address is 100 East Water Street, Sandusky, Ohio 44870, our telephone number is (419) 625-4121 and our website address is www.civb.com. Information on our website is not incorporated by reference in, or otherwise a part of, this prospectus or any applicable prospectus supplement.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “WHERE YOU CAN FIND MORE INFORMATION” and “INCORPORATION BY REFERENCE” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, and capital expenditures. Additional information on the use of net proceeds from the sale of our securities to which this prospectus relates may be set forth in a prospectus supplement relating to that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common shares, preferred shares, depositary shares, debt securities, warrants, depositary shares, subscription rights, purchase contracts and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Second Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), our Amended and Restated Code of Regulations (our “Code of Regulations”), Ohio Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will generally issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Articles of Incorporation. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Code of Regulations, each as amended and which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, the Ohio General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles of Incorporation, it may not contain all of the information that is important to you.

Authorized Capital Stock

Under our Articles of Incorporation, we are authorized to issue up to 40,000,000 common shares, without par value, and up to 200,000 preferred shares, without par value. As of October 3, 2024, there were 15,736,528 common shares issued and outstanding and no preferred shares issued and outstanding.

Common Shares

Liquidation Rights

Each common share entitles the holder thereof to share ratably in Civista’s net assets legally available for distribution to shareholders in the event of Civista’s liquidation, dissolution or winding up, after (i) payment in full of all amounts required to be paid to creditors or provision for such payment and (ii) provision for the distribution of any preferential amounts to the holders of any preferred shares that our Board of Directors may designate and issue in the future.

Preemptive Rights

Civista’s shareholders do not have preemptive rights.

Subscription, Preference, Conversion, Exchange and Redemption Rights

The holders of our common shares do not have subscription, preference, conversion or exchange rights, and there are no mandatory redemption provisions applicable to our common shares. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that our Board of Directors may designate and issue in the future.

Dividends

As an Ohio corporation, Civista may, in the discretion of our Board of Directors, generally pay dividends to our shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. Holders of our common shares are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor, subject to, and which may be adversely affected by, the rights, preferences and privileges of holders of any preferred shares that our Board of Directors may designate and issue in the future.

Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiaries. Thus, as a practical matter, any restrictions on the ability of our subsidiaries, including Civista Bank, to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Civista.

The ability of Civista Bank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, Civista Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions so long as the total of the dividends in a calendar year does not exceed Civista Bank’s total net income for that year combined with its retained net income for the two preceding years.

We are also subject to policies issued by the Federal Reserve Board that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we satisfy the capital adequacy regulations applicable to bank holding companies that qualify as financial holding companies, including having a capital conservation buffer that is greater than 2.5%. The Federal Reserve Board may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. Specifically, the Federal Reserve Board has issued a policy statement providing that a financial holding company or other bank holding company should eliminate, defer or significantly reduce dividends if (i) its net income available to holders of our common shares is not sufficient to fully fund the dividends, (ii) the prospective rate of earnings retention is not consistent with the financial or bank holding company’s capital needs and overall financial condition or (iii) the financial or bank holding company will not meet or is in danger of not meeting its required regulatory capital adequacy ratios. In addition, the Federal Reserve Board expects us to serve as a source of strength to Civista Bank, which may require us to retain capital for further investments in Civista Bank, rather than use those funds for dividends for our shareholders.

The ability of our subsidiaries to pay dividends to us is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations.

Voting Rights

Each of our common shares entitles the holder thereof to one vote on each matter submitted to the Civista shareholders for consideration. Civista’s shareholders do not have cumulative voting rights with respect to the election of directors.

Our Articles of Incorporation contain special voting requirements in connection with the approval or authorization of certain types of business combinations, as further described below under “Anti-Takeover Effects of Our Articles of Incorporation, Code of Regulations and Applicable Laws.”

Number and Term of Directors

Our Code of Regulations provides for our Board of Directors to consist of not less than five and not more than 25 directors. Members of the Board of Directors are elected each year at the annual meeting of shareholders to a one-year term.

Removal of Directors

Under our Code of Regulations, any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of a majority of the shares then entitled to vote at the election of directors. Notwithstanding the foregoing, if, in the event of any proposed business combination transaction, as defined in Article EIGHTH of our Articles of Incorporation, the affirmative vote of eighty percent (80%) shall be required to remove any or the entire Board of Directors.

Nomination of Directors

Nominations of persons for election to the Board of Directors at a meeting of shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of shareholders by any shareholder of Civista entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Code of Regulations. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of Civista. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of Civista not less than 14 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, but in no event shall such timely notice of shareholder nomination be received by the Secretary of Civista less than seven (7) days prior to the shareholder meeting. A shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposed to nominate for the election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of Civista which are beneficially owned by the person; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of Civista which are beneficially owned by the shareholder. Civista may require any proposed nominee to furnish such other information as may reasonably be required by Civista to determine the eligibility of such proposed nominee to serve as a director of Civista.

Listing

Our common shares are listed on The NASDAQ Capital Market under the symbol “CIVB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

Preferred Shares

Our 200,000 authorized but unissued preferred shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under our Articles of Incorporation, our Board of Directors has the authority, without any further shareholder vote or action, to issue preferred shares in one or more series, from time to time, and, in connection with the creation of any such series, to adopt an amendment or amendments to our Articles of Incorporation determining, in whole or in part, the express terms of any such series to the fullest extent permitted under Ohio law, including, but not limited to, determining: the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof. Notwithstanding the foregoing, in no event may the voting rights of any series of preferred shares be greater than the voting rights of the common shares.

Anti-Takeover Provisions of Our Articles of Incorporation, Code of Regulations and Ohio Laws

Certain provisions in our Articles of Incorporation, Code of Regulations and applicable laws could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of our shares.

Special Voting Requirements

Article SIXTH of the Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations:

•	any merger or consolidation involving Civista or any subsidiary of Civista;

•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Civista or any subsidiary of Civista;

•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of any entity to Civista or any subsidiary of Civista;

•	any issuance, sale, exchange, transfer or other disposition by Civista or any subsidiary of Civista of any corporation;

•	any recapitalization or reclassification of Civista’s securities or other transaction that would have the effect of increasing the voting power of a “related person” (as defined below);

•	any liquidation, spin-off, split-up or dissolution of Civista; and

•	any agreement, contract or other arrangement providing for any of the foregoing transactions.

For purposes of Article SIXTH, “related person” generally means any person, entity or group, including any affiliate or associate thereof (other than Civista, any wholly-owned subsidiary of Civista, or any trustee of, or fiduciary with respect to, any plan when acting in such capacity) that, at the time any business combination is agreed to, authorized or approved, is the beneficial owner of not less than 10% of the common shares entitled to vote on such business combination.

Article SIXTH provides that, when evaluating a business combination or any tender or exchange offer, our Board of Directors shall consider, without limitation: (i) the social and economic effects of the transaction on Civista and its subsidiaries, employees, customers, creditors and community; (ii) the business and financial conditions and earning prospects of the acquiring person or persons; and (iii) the competence, experience and integrity of the acquiring person or persons and its or their management.

Article SIXTH further provides that the affirmative vote of the holders of not less than 80% of each class of common shares entitled to vote on the transaction shall be required for the approval of any business combination in which a related person has an interest (except proportionately as a shareholder); provided, however, that the 80% voting requirement shall not be applicable if (a) the continuing directors, who at the time constitute at least a majority of our Board of Directors, have approved the business combination by at least two-thirds vote or (b) certain conditions relating to the fairness of the transaction have been satisfied. If the 80% voting requirement is inapplicable, any business combination requiring shareholder approval may be authorized by the affirmative vote of the holders of common shares entitling them to exercise a majority of the voting power of Civista in accordance with Article FIFTH of the Articles of Incorporation.

Article SEVENTH of the Articles of Incorporation provides that no amendment of the Articles of Incorporation shall be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the common shares entitled to vote thereon; provided, however, that the 80% voting requirement shall not be applicable if such amendment shall have been proposed and authorized by our Board of Directors by the affirmative vote of at least two-thirds of the continuing directors.

Limited Shareholder Action by Written Consent

The Ohio Revised Code requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Ohio Control Share Acquisition Act

Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; or

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Control Share Acquisition Act.

Ohio Merger Moratorium Statute

Chapter 1704 of the Ohio Revised Code generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute prohibits such transactions between the corporation and the Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder if:

•

the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors and the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•

the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.

Ohio Anti-Greenmail Statute

Pursuant to the Ohio Anti-Greenmail Statute (Section 1707.043 of the Ohio Revised Code), a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the shares. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Anti-Greenmail Statute.

Banking Laws

The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company,” as defined in the BHCA, including a “financial holding company”, to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting shares. Any person other than a financial or bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting shares under the Change in Bank Control Act of 1978. Any holder of 25% or more (or between 10% and 25%, if the holder is unable to rebut the presumption that it controls the Company) of the outstanding shares of a class of our voting shares, other than an individual, is subject to supervision and regulation as a bank holding company under the BHCA. In calculating a holder’s aggregate ownership of our common shares for purposes of these banking regulations, the Federal Reserve likely would include at least the minimum number of shares (and could instead include the maximum number of shares) of our common shares that a holder is entitled to receive pursuant to securities convertible into or settled in our common shares.

Ohio Revised Code Section 1115.06 provides change-of-control requirements that prohibit any person, acting directly or indirectly or in concert with one or more persons, from acquiring control of Civista or Civista Bank unless such person has given the Ohio Superintendent of Financial Institutions 60 days’ prior written notice and the Superintendent has not disapproved the acquisition. “Control”, as defined in Section 1115.06, means the power, directly or indirectly, to direct the management or policies of a state bank or bank holding company or to vote 25% or more of any class of voting securities of a state bank or bank holding company. Additionally, it is presumed, subject to rebuttal, that a person controls an Ohio bank or bank holding company if the person owns or has the power to vote 10% or more of any class of voting securities and either the bank or bank holding company has a class of securities registered under Section 12 of the Exchange Act or no other person owns or has the power to vote a greater percentage of that class of voting securities.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. As used in this “Description of Depositary Shares,” the terms “we”, “our,” and “us” refer only to Civista Bancshares, Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

We may, at our option, elect to offer fractional shares of preferred shares, rather than full preferred shares. If we exercise this option, we will issue depositary receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “Preferred Stock Depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the Preferred Stock Depositary and record holders from time to time of the depositary receipts issued by the Preferred Stock Depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each record holder of a depositary receipt will be entitled, in proportion to the record holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the record holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by the Preferred Stock Depositary to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the record holders. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, the Preferred Stock Depositary may, with our approval, adopt another method of distribution, including selling the property and distributing the net proceeds from the sale to the record holders.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the Preferred Stock Depositary will make such rights, preferences or privileges available to the record holders of depositary receipts either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the Preferred Stock Depositary and us. If the Preferred Stock Depositary determines that such action is not lawful or feasible or if it is instructed by a record holder of depositary receipts that such record holder does not want to exercise such rights, preferences or privileges, the Preferred Stock Depositary may (with our approval in any case when the Preferred Stock Depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the record holders of depositary receipts entitled to such proceeds.

Withdrawal of Shares

Preferred Shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the Preferred Stock Depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the record holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by the related depositary shares. Only whole preferred shares may be withdrawn; if a record holder of depositary receipts holds an amount of depositary shares in excess of whole preferred shares, the Preferred Stock Depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the Preferred Stock Depositary, the Preferred Stock Depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the redemption price and any other amounts payable per share on the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the record holders of depositary receipts evidencing depositary shares will cease, except the right to receive, upon surrender to the Preferred Stock Depositary of the depositary receipts evidencing the depositary shares, the monies payable upon redemption and any money or other property to which the record holders of the depositary receipts were entitled upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the depositary shares evidenced by the record holder’s depositary receipts. The Preferred Stock Depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the record holder’s instructions, and we will agree to take all reasonable action necessary to enable the Preferred Stock Depositary to vote such preferred shares. The Preferred Stock Depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the record holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the record holders of depositary receipts will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary shares evidenced by such depositary receipts, as set forth in the applicable prospectus supplement.

Adjustments

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the Preferred Stock Depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the Preferred Stock

Depositary may deem equitable, treat any securities which are received by the Preferred Stock Depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change. With our approval, the Preferred Stock Depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the record holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the record holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any record holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the record holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every record holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

Termination

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the Preferred Stock Depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the Preferred Stock Depositary will deliver or make available to each record holder of depositary receipts, upon surrender of the depositary receipts held by the record holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the Preferred Stock Depositary with respect to the depositary receipts.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the record holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the Preferred Stock Depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by record holders of depositary receipts evidencing depositary shares. All other transfer, income and other taxes and governmental charges will be at the expense of the record holders of depositary receipts. Record holders of depositary receipts will also pay such other charges and expenses (a) as are expressly provided in the deposit agreement to be for their accounts and (b) for any duties requested by the record holders of depositary receipts to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid by the holders of depositary receipts, the Preferred Stock Depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The Preferred Stock Depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the Preferred Stock Depositary. Any such resignation or removal will take effect upon our appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. We must appoint a successor Preferred Stock Depositary within 60 days after delivery of the notice of resignation or removal, and any Preferred Stock Depositary must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The Preferred Stock Depositary will forward to record holders of depositary receipts any notice, reports and other communications that are delivered to the Preferred Stock Depositary and that we are required to furnish to the holders of the preferred shares. In addition, the Preferred Stock Depositary will make available for inspection by record holders of depositary receipts at the principal office of the Preferred Stock Depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the Preferred Stock Depositary as the holder of preferred shares.

Limitation of Liability

We will not be liable, nor will the Preferred Stock Depositary be liable, if we or the Preferred Stock Depositary is prevented from or delayed, by law or any circumstances beyond our control, in performing our and such Preferred Stock Depositary’s respective obligations under the deposit agreement. Our obligations and the obligations of the Preferred Stock Depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the Preferred Stock Depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the Preferred Stock Depositary may rely, on written advice of counsel or accountants, or information provided by record holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable indenture. Prior to issuing any debt securities under either indenture, we will select the trustee for the indenture relating to the issuance of such securities, qualify the trustee under the Trust Indenture Act of 1939, as amended, and execute such indenture.

Forms of indenture for senior indebtedness and subordinated indebtedness have been included as exhibits to the registration statement of which this prospectus is a part. We have summarized the general terms and provisions of these indentures below, which are substantially identical between the two indentures except for the subordination provisions described below under “Subordinated Debt Securities” in this “Description of Debt Securities”. The following summary of the terms of the indentures is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in this “Description of Debt Securities” and not defined herein have the meanings specified in the forms of indenture. This summary refers to both indentures as the form of “indenture”.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

As used in this “Description of Debt Securities,” the terms “we”, “our,” and “us” refer only to Civista Bancshares, Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

Each indenture gives us broad authority to establish the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture with respect to that series of debt securities. In the prospectus supplement relating to a series of debt securities, we will describe the specific terms of such series of debt securities and the extent, if any, to which the specific terms of that series of debt securities modify the terms of the applicable indenture.

We can issue an unlimited amount of debt securities under each of the indentures. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture.

Prior to the issuance of each series of debt securities, the terms of such series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in a supplemental indenture. We will describe in the applicable prospectus supplement the particular terms of the debt securities being offered, including the following, as may be applicable:

•	the title of the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will issue the debt securities;

•	whether the debt securities will be senior or subordinated;

•	any subordination provisions, if different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and interest on the debt securities will be payable;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and the terms or conditions upon which the debt securities will be redeemed or purchased pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the provisions, if any, relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture with respect to the debt securities as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture with respect to the debt securities. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of the debt securities in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (any debt security represented by a global debt security is referred to herein as a “book-entry debt security”), or a certificate issued in definitive registered form (any debt security represented by a certificated security is referred to herein as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture with respect to the debt securities. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture with respect to the debt securities. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture with respect to the debt securities. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture with respect to the debt securities provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the applicable indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. The Company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

Unless otherwise stated in the applicable prospectus supplement, the covenants described below apply to any and all series of debt securities. We will describe any additional covenants for a particular series of debt securities in the applicable prospectus supplement.

Payment of Principal and Interest

We, for the benefit of the holders of each series of debt securities, will agree to duly and punctually pay or cause to be paid the principal of and interest, if any, on the debt securities of that series in accordance with the terms of such debt securities and the applicable indenture.

SEC Reports

We will deliver to the trustee copies of annual reports and information, documents and other reports required to be filed with the SEC under Section 13 or Section 15(d) of the Exchange Act, within 15 days after such documents are filed with the SEC.

Compliance Certificate

We will deliver to the trustee, within 120 days after the end of each fiscal year occurring after the first date any series of debt securities issued under the applicable indenture is outstanding, an officers’ certificate stating whether or not, to the best of such officers’ knowledge after a review of the activities of the Company and our subsidiaries during the preceding fiscal year, we have kept, observed, performed and fulfilled the covenants in the applicable indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if we are in default, specifying all such defaults and the nature and status of such defaults as to which such person has knowledge.

Stay, Extension and Usury Laws

We will not at any time insist upon, pledge or in any manner claim or take the benefit of advantage of, any stay, extension or usury law affecting the covenants or performance of the applicable indenture or the debt securities issued thereunder.

Corporate Existence

Subject to Article V of each indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence and our rights (charter and statutory), licenses and franchises; provided, however, that we will not be required to preserve any such right, license or franchise if our Board of Directors determines that the preservation of such right, license or franchise is no longer desirable in the conduct of the collective business of us and our subsidiaries, taken as a whole, and that the loss thereof will not be adverse to the holders of the debt securities in any material respect.

Taxes

We will pay, prior to delinquency, all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture with respect to the debt securities;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture with respect to the debt securities; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series when due and payable;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture with respect to the debt securities (other than a covenant or warranty that has been included in the applicable indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. In addition, the occurrence of certain events of default or an acceleration under the indenture with respect to the debt securities may constitute an event of default under certain of our other indebtedness outstanding from time to time.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Acceleration of Maturity; Rescission and Annulment

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture with respect to the debt securities. No such rescission will affect any subsequent event of default under the indenture with respect to such debt securities or impair any right consequent thereon. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture with respect to the debt securities provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture with respect to the debt securities or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request for, and offered reasonable indemnity to, the trustee to institute the proceeding as trustee under the indenture;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with the foregoing request; and

•	the trustee has failed to institute the requested proceeding within 60 days of the written request and offer of indemnity.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Each indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with respect to the debt securities with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by such modifications or amendments for the purpose of adding any provisions to or changing in any manner the rights of the holders of the debt securities of each such series. In addition, except with respect to those provisions addressed below, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture with respect to such series of debt securities.

Without the consent of the holders of each affected debt security then outstanding, no amendment or waiver under the indenture may:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the applicable indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Each indenture with respect to the debt securities provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the trustee, in trust, of money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable indenture and those debt securities.

This discharge may occur only if, among other conditions, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture with respect to the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Each indenture with respect to the debt securities provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•

we have deposited with the trustee, in trust, money or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable indenture and those debt securities;

•

the foregoing payment will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound;

•

no default or event of default with respect to the applicable series of debt securities has occurred or is continuing as of the date of such deposit or during the period ending on the 91st day after such date;

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel to the effect that we have complied with all of the foregoing conditions precedent relating to the covenant defeasance.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Unless otherwise stated in the applicable prospectus supplement, payment of the principal of, premium, if any, and interest on the subordinated debt securities (including the redemption price payable with respect to such subordinated debt securities called for redemption as provided for in the indenture with respect to such subordinated debt securities) will, to the extent provided in the indenture with respect to the subordinated debt securities, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture with respect to the subordinated debt securities requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of any senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•

a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture with respect to the subordinated debt securities (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

•

in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest on the debt securities that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice.

If the trustee or any holder of the debt securities receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture with respect to the subordinated debt securities.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture with respect to the subordinated debt securities. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of holders of debt securities in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)

all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)

all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)

all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

(6)

all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in clauses (1) through (5) above;

(7)	any indebtedness or other obligations described in clauses (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of Ohio.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common shares, preferred shares or our debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

General

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Terms

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•	the number of common shares or preferred shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred shares purchasable upon exercise of warrants to purchase preferred shares;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred shares or common shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at one time;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the warrants;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of common shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common shares or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common shares or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common shares or preferred shares, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common shares, preferred shares, debt securities, depositary shares or any combination of the foregoing. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

In general, a subscription right entitles the holder to purchase for cash a specific number of securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;

•	the number of securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, our common shares, preferred shares, debt securities, depositary shares or any combination of the foregoing at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will specify the material terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common shares or preferred shares over a specified period or determined by reference to other factors;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•

the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment; the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors.

The descriptions of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus are summaries of the material provisions that would appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts, purchase units and any applicable underlying security being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “WHERE YOU CAN FIND MORE INFORMATION” below.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The foregoing description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) promulgated under the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through a combination of any of the foregoing methods of sale; or

•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Vorys, Sater, Seymour and Pease LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Civista as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of Civista’s internal control over financial reporting as of December 31, 2023, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their reports thereon, included in Civista’s Annual Report on Form 10-K for the year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report pertaining to such financial statements and the effectiveness of our internal control over financial reporting given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph stating that Civista changed its method of accounting for credit losses on financial instruments due to the adoption of Accounting Standards Codification Topic 326: Financial Instruments – Credit Losses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

We make available, free of charge, on our website at www.civb.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as provided above. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are furnished and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC under SEC File No. 36192:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 14, 2024;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024 and June 30, 2024, filed on May 9, 2024 and August 9, 2024, respectively;

•

our Current Reports on Form 8-K, filed on January 8, 2024, February  2, 2024, February  8, 2024, February  22, 2024, March  1, 2024, March  13, 2024, April  8, 2024, April  17, 2024 (two separate Current Reports on Form 8-K filed), April 18, 2024, April  26, 2024, April  30, 2024 (two separate Current Reports on Form 8-K filed), May 8, 2024, May  22, 2024, July  5, 2024, July  16, 2024, July  26, 2024, July  29, 2024, July  30, 2024, August  5, 2024, September  5, 2024 and October 2, 2024, only to the extent filed and not furnished;

•	the definitive proxy statement for our 2024 Annual Meeting of Shareholders filed March 14, 2024; and

•

the description of our common shares, which is contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 14, 2024, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person to whom this prospectus is delivered, upon written or oral request, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus or any accompanying prospectus supplement. Requests should be directed to:

Civista Bancshares, Inc.

Attention: Dennis G. Shaffer

100 East Water Street

Sandusky, Ohio 44870

Telephone: (419) 625-4121

Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Piper Sandler

   , 2025